UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 21, 2012

United Security Bancshares, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-14549	63-0843362
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

131 West Front Street

Post Office Box 249

Thomasville, Alabama 36784

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (334) 636-5424

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)         On August 21, 2012, pursuant to the terms of his Executive Employment Agreement (the “Employment Agreement”) with United Security Bancshares, Inc. (“USB”) and its subsidiary bank, First United Security Bank (“FUSB”; USB and FUSB are hereinafter collectively referred to as the “Company”), James F. House, President and Chief Executive Officer of the Company, received an award of 5,000 fully-vested shares of USB common stock (the “Award”). As previously reported, the Employment Agreement provides, among other things, that, as an inducement to join the Company, in addition to the 5,000 fully-vested shares of USB common stock that were granted upon the commencement of Mr. House’s employment with the Company, Mr. House is eligible to receive up to an additional 5,000 shares of USB common stock during his employment upon attainment of certain criteria. In accordance with this provision of the Employment Agreement, the Award was approved by the USB Board of Directors based on Mr. House’s personal performance and leadership of the Company since the commencement of his employment on November 7, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 21, 2012	UNITED SECURITY BANCSHARES, INC.

	By:	/s/ Beverly J. Dozier
	Name:	Beverly J. Dozier
Vice President, Secretary and Assistant Treasurer